UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 3, 2010

BOISE CASCADE HOLDINGS, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	333-122770	20-1478587
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)

(208) 384-6161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR    230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

Boise Cascade Holdings, L.L.C. reported it completed a block trade on March 3 of all remaining shares of the common stock of Boise Inc. owned by it.  The trade covered 4.6 million shares of Boise Inc. common stock at $4.85 per share.  After transaction costs, the trade will net Boise Cascade Holdings $22.2 million.  The trade will settle on March 8, 2010. This transaction, in combination with the block trade completed on February 26, 2010 and the sales made between February16, 2010 and March 2, 2010 under a trading plan entered into on December 14, 2009, totaled 18.3 million shares of Boise Inc. common stock and yielded, or will yield upon final trade settlement, net proceeds of $86.1 million. Pursuant to the requirements of the Indenture governing our 7 1/8% senior subordinated notes due in 2014, we will utilize the proceeds for capital expenditures, repayment of senior debt, or to make tender for such notes at par.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

No exhibits are filed as part of this Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE HOLDINGS, L.L.C.

By	/s/ David G. Gadda
David G. Gadda Vice President, General Counsel and Secretary

Date:  March 4, 2010